As filed with the Securities and Exchange Commission on May 3, 2004

Registration No. 333-114532

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TRIZEC PROPERTIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	33-0387846 (I.R.S. Employer Identification Number)

233 South Wacker Drive
Chicago, IL 60606
(312) 798-6000
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)

Ted R. Jadwin, Esq.
Senior Vice President, General Counsel and Corporate Secretary
Trizec Properties, Inc.
233 South Wacker Drive
Chicago, IL 60606
(312) 798-6000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:
J. Warren Gorrell, Jr., Esq.
David W. Bonser, Esq.
Hogan & Hartson L.L.P.
Columbia Square
555 Thirteenth Street, N.W.
Washington, D.C. 20004-1109
(202) 637-5600

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated May 3, 2004

PROSPECTUS

$500,000,000

TRIZEC PROPERTIES, INC.

Common Stock and
Common Stock Warrants

     Under this prospectus, we may offer, from time to time, in one or more series or classes the following securities:

•	shares of our common stock; and

•	warrants exercisable for our common stock.

     We may offer common stock or common stock warrants with an aggregate initial public offering price of up to $500,000,000, in amounts, at initial prices and on terms determined at the time of the offering. We refer to our common stock and common stock warrants collectively as the “securities.” We may offer the securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus.

     We will provide you with specific terms of the offering in one or more supplements to this prospectus. The applicable prospectus supplement also will contain information, where applicable, about U. S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement.

     We may offer the securities directly to investors, through agents designated from time to time by them or us, or to or through underwriters or dealers. If any agents, underwriters, or dealers are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution” beginning on page 13. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

     Our common stock is listed on the New York Stock Exchange under the symbol “TRZ.”

     You should read this entire prospectus, the documents that are incorporated by reference in this prospectus and any prospectus supplement carefully before you invest in these securities.

     Investing in our securities involves risks. See “Risk Factors” beginning on page 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for risks relating to an investment in our securities, which is incorporated herein by reference.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated                      , 2004.

     You should rely only on the information provided or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus or any applicable prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

     When used in this prospectus, except where the context otherwise requires, the terms “we,” “us,” “our” and “the Company” refer to Trizec Properties, Inc. and its consolidated subsidiaries.

 i

ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. This prospectus provides you with a general description of the offered securities. Each time we sell any of the offered securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the method and terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with any additional information you may need to make your investment decision.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

     This prospectus and the information incorporated by reference herein contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on our current expectations, estimates, forecasts and projections. In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties, estimates and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from those expressed in these forward-looking statements. You should not place undue reliance on any of these forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any such statement to reflect new information, the occurrence of future events or circumstances or otherwise.

     A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, but not limited to, the risks described in our Annual Report on Form 10-K for the year ended December 31, 2003.

WHERE TO FIND ADDITIONAL INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials we have filed with the SEC, including the registration statement of which this prospectus is a part, at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our SEC filings also are available to the public on the SEC’s Internet site at http://www.sec.gov. You may read and copy our SEC filings at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. In addition, we maintain an Internet website that contains information about us at http://www.trz.com. The information on our website is not a part of this prospectus.

     We have filed with the SEC a “shelf” registration statement on Form S-3 under the Securities Act of 1933, relating to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For more detail concerning the Company and any securities offered by this prospectus, you may examine the registration statement on Form S-3 and the exhibits filed with it at the locations listed in the previous paragraph.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The SEC allows us to “incorporate by reference” in this prospectus certain information we file with the SEC, which means that we may disclose important information in this prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be a part of this prospectus, and the information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until the offering of securities covered by this prospectus is completed:

•	our Annual Report on Form 10-K for the year ended December 31, 2003;

•	our Current Report on Form 8-K filed with the SEC on April 15, 2004; and

•	our Registration Statement on Form 10 (File No. 001-16765), which incorporates by reference the description of our common stock from our Information Statement dated February 14, 2002, which description we also incorporate by reference into this prospectus.

     You may request a copy of these documents, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing us at the following address or calling us at the telephone number listed below:

233 South Wacker Drive
Chicago, IL 60606
Attention: Investor Relations
(312) 798-6000

     Readers should rely on the information provided or incorporated by reference in this prospectus or in the applicable supplement to this prospectus. Readers should not assume that the information in this prospectus and the applicable supplement is accurate as of any date other than the date on the front cover of the document.

THE COMPANY

Overview

     We are one of the largest fully integrated, self-managed, publicly traded real estate investment trusts, or REITs, in the United States. At December 31, 2003, we had total assets of approximately $5.2 billion and owned interests in and managed 64 U.S. office properties containing approximately 42.5 million square feet, with our pro rata ownership interest totaling approximately 39.6 million square feet. Our office properties are concentrated in seven core markets in the United States, located in the following major metropolitan areas: Atlanta, Georgia; Chicago, Illinois; Dallas, Texas; Houston, Texas; Los Angeles, California; New York, New York and Washington, D.C.

     We were originally incorporated as Trizec (USA) Holdings, Inc. in Delaware on October 25, 1989. We changed our name to TrizecHahn (USA) Corporation in 1996 and then to Trizec Properties, Inc. in 2002.

Business and Growth Strategies

     Our overall goal is to increase stockholder value. We can achieve this goal by creating sustained growth in operating cash flow and maximizing the value of our assets. We believe we can accomplish this using the following strategies:

•	intensively leasing and managing our properties to maximize property rent revenue and minimize property operating expenses;

•	vigorously engaging in asset management to enhance the value of our properties;

•	actively managing our portfolio to maximize total value of our properties;

•	improving the efficiency and productivity of our operations; and

•	maintaining a prudent and flexible capital plan.

     Our principal executive offices are located at 233 South Wacker Drive, 46th Floor, Chicago, Illinois 60606 and our telephone number at that address is (312) 798-6000.

RISK FACTORS

     You should consider carefully the risks incorporated in this prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and the other information contained in this prospectus before deciding to invest in our securities.

USE OF PROCEEDS

     Unless otherwise described in the applicable prospectus supplement to this prospectus, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include opportunistic acquisitions of additional properties, the repayment of outstanding indebtedness, capital expenditures, the expansion, redevelopment and/or improvement of properties in our portfolio, working capital and other general purposes.

DESCRIPTION OF COMMON STOCK

     We are authorized to issue up to 501,950,100 shares of capital stock, of which we are authorized to issue up to 500,000,000 shares of common stock, par value $0.01 per share; 100 shares of special voting stock, par value $0.01 per share; 100,000 shares of Class F convertible stock, par value $0.01 per share; 1,100,000 shares of Series B convertible preferred stock, par value $1.00 per share; and 750,000 shares of Class C convertible preferred stock, par value $1.00 per share. As of March 25, 2004, we had approximately 151,753,196 shares of common stock, 100 shares of special voting stock and 100,000 shares of Class F convertible stock outstanding. We had no shares of Series B convertible preferred stock or Class C convertible preferred stock outstanding.

     Shares of common stock currently outstanding are listed for trading on the New York Stock Exchange, or NYSE. We intend to apply to the NYSE to list the additional shares of common stock to be sold pursuant to any prospectus supplement, and we anticipate that such shares will be so listed.

     The following description of our common stock sets forth certain general terms and provisions of the common stock to which any prospectus supplement may relate. The statements below describing the common stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our certificate of incorporation and bylaws and the Delaware General Corporation Law.

     Subject to the preferential rights of any other classes or series of shares of our capital stock, holders of shares of our common stock are entitled:

•	to receive dividends and other cash distributions when, as and if authorized and declared by our board of directors, out of funds and other assets legally available therefor; and

•	to share ratably in any assets that are legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of, or adequate provision for, all of our known debts and liabilities and any liquidation preferences of the holders of any class or series of capital stock.

     The holders of shares of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. Our certificate of incorporation does not provide for cumulative voting in the election of directors. However, our special voting stock entitles its holder (a wholly owned Hungarian subsidiary of Trizec Canada Inc.) to votes that, when aggregated with votes of shares of common stock held by Trizec Canada Inc. or its subsidiaries, represent a majority of the votes in elections of our board of directors. As a result of the special voting right, provided that Trizec Canada Inc. holds at least 5% of our common stock, Trizec Canada Inc. and its majority stockholder will have voting control over the election of our directors, even though Trizec Canada Inc. will not own a majority of our common stock. This special voting right will expire on January 1, 2008. The special voting stock does not entitle its holders to any voting rights with respect to any other matters, except as required by Delaware corporate law.

     Holders of shares of our common stock will not have preemptive rights, which means they have no right to acquire any additional shares of common stock that may be issued by us at a subsequent date. Holders of shares of common stock also will have no conversion, sinking fund, redemption, preference or exchange rights. The shares of common stock will, when issued, be fully paid and nonassessable and will not be subject to preemptive or other similar rights.

Restrictions on Ownership

     Our certificate of incorporation provides that no person other than TrizecHahn Corporation, Trizec Canada Inc. or their subsidiaries may beneficially own, actually or constructively, more than 9.9% of the value of our outstanding capital stock. See “Restrictions on Ownership of Capital Stock.”

Registrar and Transfer Agent

     The registrar and transfer agent for our common stock is Mellon Investor Services.

DESCRIPTION OF COMMON STOCK WARRANTS

     We may offer by means of this prospectus warrants for the purchase of shares of our common stock. We may issue these warrants separately or together with any other securities offered by means of this prospectus, and these warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement (each, a “Warrant Agreement”) to be entered into between us and a warrant agent specified therein. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

     The applicable prospectus supplement will describe the following terms, where applicable, of the common stock warrants in respect of which this prospectus is being delivered:

•	the title and issuer of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currencies in which the price or prices of such warrants may be payable;

•	the designation, amount and terms of the securities purchasable upon exercise of such warrants;

•	the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;

•	the price or prices at which and currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of material federal income tax considerations; and

•	any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

RESTRICTIONS ON OWNERSHIP OF CAPITAL STOCK

     For us to continue to qualify as a REIT under the Internal Revenue Code of 1986, as amended:

•	no more than 50% in value of our outstanding capital stock may owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code of 1986, as amended, to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made); and

•	our capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

     To enable us to continue to qualify as a REIT, our certificate of incorporation restricts the ownership of shares of our capital stock as described below to address these requirements.

     Our certificate of incorporation provides that no person other than TrizecHahn Corporation, Trizec Canada Inc. or their subsidiaries may beneficially own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code of 1986, as amended, more than 9.9% of the value of the outstanding shares of our capital stock. The board of directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel concluding that all the requirements (1) for our qualification as a REIT and (2) consistent with our qualifying as a “domestically-controlled REIT” will be satisfied, may waive the application of this ownership limitation to a person subject thereto. However, prior to waiving the application of this ownership limitation, the board of directors must obtain such representations and undertakings from the applicant as are reasonably necessary to ascertain that such applicant’s beneficial or constructive ownership of our capital stock will not then or in the foreseeable future violate the requirements for our qualification as a REIT or be inconsistent with our qualifying as a “domestically-controlled REIT.” The person also must agree that any violation or attempted violation of the foregoing restriction will result in the automatic transfer of the shares of stock causing such violation to a charitable trust for the exclusive benefit of designated charitable beneficiaries.

     In addition to the ownership limitations established to preserve our REIT status, as described above, our certificate of incorporation contains an ownership limitation that is designed to enable us to qualify as a “domestically-controlled REIT,” within the meaning of Section 897(h)(4)(B) of the Internal Revenue Code of 1986, as amended, for periods commencing on January 1, 2008. This limitation restricts any person that is not a qualifying U.S. person from beneficially owning our capital stock if such person’s holdings, when aggregated with shares of our capital stock beneficially owned by all other persons that are not qualifying U.S. persons, would exceed 45% of the fair market value of our issued and outstanding capital stock. Such limitation, however, will not affect the right of TrizecHahn Corporation, Trizec Canada Inc. and their subsidiaries to hold shares of our capital stock that were acquired prior to, or in connection with, the corporate reorganization or that may be acquired pursuant to the conversion of Class F convertible stock.

     For purposes of these limitations on ownership relating to “domestically-controlled REIT” status, a qualifying U.S. person is a person who falls within at least one of the following categories:

(1)	a U.S. citizen;

(2)	a U.S. resident individual;

(3)	an S corporation;

(4)	a partnership or limited liability company (or other entity classified as a partnership for United States federal income tax purposes) (a) that is created or organized in or under the laws of the United States or any State or the District of Columbia and (b) at least 95% (by value) of the interests in which are owned by qualifying U.S. persons;

(5)	a corporation or business trust (or other entity classified as a corporation for United States federal income tax purposes) (a) that is created or organized in or under the laws of the United States or any State or the District of Columbia and (b) at least 95% (by value) of the shares, units or other ownership interests in which are owned by qualifying U.S. persons;

(6)	an estate if (a) its income is subject to U.S. tax regardless of source and (b) at least 95% of amounts distributable by it are distributable to qualifying U.S. persons;

(7)	a registered investment company (as defined in Section 851 of the Internal Revenue Code of 1986, as amended) that is offered for sale only in the United States;

(8)	a trust if (a) a court within the United States is able to exercise primary jurisdiction over its administration, (b) one or more United States persons (as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended) have the authority to control all substantial decisions of the trust, and (c) at least 95% of amounts distributable by it are distributable to qualifying U.S. persons;

(9)	a corporation, fund, foundation or other organization organized under the laws of the United States or any State or the District of Columbia and that is generally exempt from tax therein and is described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended;

(10)	a legal person organized under the laws of the United States or any State or the District of Columbia and that is generally exempt from tax therein and is established and maintained to provide pensions or other similar benefits in connection with employment pursuant to a plan (including, without limitation, (a) a trust described in Section 401(a) of the Internal Revenue Code of 1986, as amended, and (b) an “eligible deferred compensation plan” as defined in Section 457 of the Internal Revenue Code of 1986, as amended, in respect of which the employer is a qualifying U.S. person);

(11)	a simplified employee pension plan described in Section 408(k) of the Internal Revenue Code of 1986, as amended, an individual retirement account, an account described in Section 408(p) of the Internal Revenue Code of 1986, as amended, an annuity plan described in Section 403 of the Internal Revenue Code of 1986, as amended, and any similar plan permitted under the Internal Revenue Code of 1986, as amended, in respect of individual retirement benefits or similar benefits, provided that in each case at least 95% of all amounts payable under such plan are payable to qualifying U.S. persons;

(12)	a group trust in which assets of persons described in paragraph (10) or (11) above are pooled;

(13)	a Keough plan, provided that at least 95% of all amounts payable under such plan are payable to qualifying U.S. persons;

(14)	a governmental entity consisting of any of: (a) any governing body of the United States, or of a political subdivision or local authority of the United States; (b) a person that is wholly owned, directly or indirectly, by the United States or a political subdivision or local authority of the United States provided (i) it is created or organized in or under the laws of the United States, or any State or the District of Columbia, (ii) its earnings are credited to its own account with no portion of its income inuring to the benefit of any private person, and (iii) its assets vest in the United States or a political subdivision or local authority of the United States upon dissolution; and (c) a pension trust or fund of a person described in subparagraph (a) or (b) that is created or organized in or under the laws of the United States or any State or the District of Columbia and that is constituted and operated exclusively to administer or provide pension benefits to individuals in respect of services rendered to such person in the discharge of functions of a governmental nature;

(15)	a “common trust fund” as defined in Section 584 of the Internal Revenue Code of 1986, as amended, or separate account, respectively, (a) established by a bank or insurance company, respectively, organized in the United States or under the laws of the United States or any State or the District of Columbia and (b) at least 95% (by value) of the interests in which are owned by qualifying U.S. persons; and

(16)	an investment club or similar entity (a) that is created or organized in or under the laws of the United States or any State or the District of Columbia and (b) at least 95% (by value) of the interests in which are owned by qualifying U.S. persons.

     As used herein, the term “United States” means the United States of America, and includes the States thereof and the District of Columbia; such term, however, does not include Puerto Rico, the Virgin Islands, Guam or any other United States possession or territory.

     Solely for the purposes of applying the 45% foreign ownership limitation, unless and until otherwise determined by our board of directors, any purported acquisition of beneficial ownership of shares of our capital stock by a person that is not a qualifying U.S. person, of which we become aware, will be presumed to cause a violation of such limitation. However, this presumption will not be applied to:

•	any acquisition by TrizecHahn Corporation, Trizec Canada Inc. or their subsidiaries of shares of our common stock acquired prior to, or in connection with, the corporate reorganization or upon exercise of our warrants;

•	any acquisition of our Class F convertible stock or special voting stock;

•	any issuance by us of our common stock to a holder of Class F convertible stock upon conversion by such holder of shares of Class F convertible stock; and

•	any acquisition by a person that is not a qualifying U.S. person resulting from such person’s exercise of stock options issued by us, but only if such shares are disposed of by the close of the first business day following the exercise of such stock options.

     Our board of directors may, in its sole discretion, terminate the presumption referred to above at any time following the occurrence of any event or events that, in the judgment of our board of directors, result in a substantial reduction in the percentage ownership of our capital stock by TrizecHahn Corporation, Trizec Canada Inc. or their subsidiaries, provided that the board of directors has received a ruling from the Internal Revenue Service or an opinion of counsel concluding in effect that a termination of the presumption would not significantly and adversely affect our ability to qualify as a “domestically-controlled REIT.”

     In the event that a purported transfer, including but not limited to a sale or issuance, of shares of our capital stock to any person would:

•	cause the person to own shares of our capital stock in violation of any of the ownership limitations and restrictions;

•	cause us to be beneficially owned by fewer than 100 persons;

•	cause us to become “closely held” under Section 856(h) of the Internal Revenue Code of 1986, as amended;

•	cause us to constructively own 10% or more of the ownership interests in a tenant of real property owned by us or by our direct or indirect subsidiary within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code of 1986, as amended, if that would cause us to violate the 95% or 75% gross income tests of Section 856(c) of the Internal Revenue Code; or

•	result in us not qualifying as a “domestically-controlled REIT” (determined for this purpose without regard to the five-year period referred to in Section 897(c)(1) of the Internal Revenue Code of 1986, as amended), such purported transfer will be void ab initio, the intended transferee will be deemed to be a prohibited owner and will acquire no rights in such shares, and such shares will be designated as excess shares. All excess shares will be automatically transferred (without action by the stockholder) to a charitable trust for the exclusive benefit of charitable beneficiaries designated by us, subject to the prohibited owner’s entitlement to certain proceeds as described below. The transfer of the excess shares to the charitable trust will be effective as of the close of trading on the trading day immediately preceding the purported transfer date.

     If we determine that: (a) a purported transfer of shares of our capital stock would be in violation of any of the ownership limitations and restrictions, (b) a person acquired or intends to acquire beneficial ownership of our capital stock in violation of any of the ownership limitations and restrictions, or (c) a person is otherwise in violation of any of the ownership limitations and restrictions, we will take any necessary actions to prevent or void such transfer or acquisition. Our failure to act, however, will not affect the designation of shares of our capital stock as excess shares and their automatic transfer to the charitable trust in accordance with procedures described above. In addition, any person who acquires or attempts to acquire shares of our capital stock in violation of the ownership restrictions or who is otherwise in violation of any of the ownership limitations and restrictions will be required immediately to provide us with written notice of the purported transfer or of any other event that caused the person to beneficially own our capital stock in violation of the ownership limitations and restrictions, and, upon our request, will also be required to provide us with any information concerning the impact of the purported transfer or such other event on our status as a REIT and as a “domestically-controlled REIT.”

     A person who is deemed to be a prohibited owner will not benefit economically from any excess shares held in the charitable trust, will have no rights to dividends paid with respect to the excess shares and will not have any rights to vote or other rights attributable to the excess shares held in the charitable trust. Upon liquidation, the prohibited owner who gave value for shares of the capital stock that are designated as excess shares and are automatically transferred to the charitable trust will be entitled to receive an amount not greater than the price per share that such prohibited owner paid for such shares, or, if the prohibited owner did not give value for the shares, an amount that is equal to the price per share based on fair market value of the shares on the date of the purported transfer or such other event that caused the transfer of such shares to the charitable trust. Within 20 days of receiving notice from us that the shares have been transferred to the charitable trust, the charitable trustee will sell the shares to a permitted transferee (or permitted transferees) whose beneficial ownership of our capital stock would not violate our ownership limitations and restrictions. Upon this transfer by the trustee to a permitted transferee, the prohibited owner will receive from the trustee the lesser of the proceeds received on the disposition of the shares to a permitted transferee or the price per share such prohibited owner paid for such shares or, if no value was given by the prohibited owner, a price based on the fair market value of the shares on the date of the purported transfer or such other event as caused the transfer of the shares of capital stock to the charitable trust. The trustee will distribute any excess amounts to the charitable beneficiaries.

     While the excess shares are held in trust, the trustee, as a record holder of the excess shares, will be entitled to all dividends and distributions, including any distributions upon liquidation, paid by us with respect to the relevant class of capital stock. The trustee will have all the voting rights of excess shares held by the trust and rights to receive any notice of any meetings that a particular class of excess shares held by the trustee is entitled to. The trustee will agree to vote the excess shares pursuant to a voting agreement with us.

     The ownership limitation provisions of the certificate of incorporation will not be automatically removed if the REIT provisions of the Internal Revenue Code of 1986, as amended, are changed to remove or increase the ownership concentration limitation. Except as otherwise described above, any change in the ownership limit would require an amendment to the certificate of incorporation. In addition to preserving our status as a REIT, the ownership limit may have the effect of precluding a third party from acquiring control of us.

     We are specifically authorized to seek equitable relief to enforce our ownership limitations.

     Our ownership limitations do not preclude the settlement of transactions entered into through the facilities of the New York Stock Exchange, the Nasdaq Stock Market Inc. or any other national securities exchange (but the fact of settlement will not prevent or deter the transfer of our capital stock to the charitable trust as described above).

     All certificates representing shares of our capital stock will bear a legend referring to the restrictions described above.

     Each person who beneficially owns 2% or more of the outstanding shares of our capital stock, is obligated, within 30 days after the beginning of each fiscal year, to give to us a written statement or an affidavit, as we may determine, stating, among other things, (1) the amount of capital stock beneficially owned by such person as of each of the dividend record dates of our capital stock on which such person beneficially owned shares of our capital stock during the immediately preceding year and (2) whether or not such person is a qualifying U.S. person.

     Each person who is a beneficial, constructive or record owner of capital stock is required to promptly provide to us such information as we may request in order to determine our status as a REIT or as a “domestically-controlled REIT” and to determine and ensure compliance with our ownership limitations and restrictions.

     Any person who fails to provide us promptly with any of the requested information will be automatically deemed to not be a qualifying U.S. person and, therefore, a prohibited owner. Such prohibited owner’s shares of capital stock will be designated as excess shares and transferred to the charitable trust for sale to a qualifying U.S. person, in the manner described above, except that, for the purposes of determining such prohibited owner’s entitlement upon liquidation and upon sale of excess shares to a permitted transferee, such prohibited owner will be considered to have given no value for such shares.

PLAN OF DISTRIBUTION

     We may sell the securities offered by means of this prospectus to one or more underwriters for public offering and sale by them or may sell such securities to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of such securities will be named in the prospectus supplement relating to the securities. We also may sell shares directly to persons through an administrator in connection with a dividend reinvestment or similar plan.

     Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, related to the prevailing market prices at the time of sale or at negotiated prices. We may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with a sale of the securities offered by means of this prospectus, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

     Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the offered securities may be deemed to be underwriters, and any discounts or commissions received by them and any profit realized by them upon the resale of the offered securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

     If so indicated in a prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase offered securities for payment and delivery on a future date specified in such prospectus supplement. There may be limitations on the minimum amount which may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular offered securities which may be sold pursuant to such arrangements. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by us. The obligations of any such purchasers pursuant to such delayed delivery and payment arrangements will not be subject to any conditions except that:

•	the purchase by an institution of the offered securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject; and

•	if the offered securities are being sold to underwriters, we shall have sold to such underwriters the total principal amount of such securities less the principal amount covered by such arrangements. Underwriters will not have any responsibility in respect of the validity of such arrangements or our or such institutional investors’ performance thereunder.

     We may agree to sell the securities to an underwriter for a delayed public offering and may further agree to adjustments before the public offering to the underwriters’ purchase price for the securities based on changes in the market value of the securities. The prospectus supplement relating to any such public offering will contain information on the number of securities to be sold, the manner of sale or other distribution, and other material facts relating to the public offering.

     One or more of the following (or their successors) may be involved as an underwriter or agent in any at-the-market offering of securities:

•	Advest, Inc.;

•	Banc of America Securities LLC;

•	Banc One Capital Markets, Inc.;

•	BB&T Capital Markets, a division of Scott & Stringfellow, Inc.;

•	BNY Capital Markets, Inc.;

•	Bear Stearns & Co. Inc.;

•	Ferris, Baker Watts, Incorporated;

•	First Union Securities, Inc.;

•	Goldman Sachs & Co.;

•	Lehman Brothers Inc.;

•	JPMorgan Chase Securities Inc.;

•	Legg Mason Wood Walker, Incorporated;

•	McDonald Investments Inc.;

•	Merrill Lynch, Pierce, Fenner & Smith Incorporated;

•	Morgan Stanley & Co. Incorporated;

•	Prudential Securities, Inc.;

•	Salomon Smith Barney Inc.;

•	Stifel, Nicolaus & Company, Incorporated;

•	UBS Investment Bank

•	Wachovia Securities;

•	Wells Fargo Brokerage Services, LLC

     No more than $200,000,000 in aggregate principal amount of our common stock may be offered and sold in any one or more at-the-market transactions pursuant to this prospectus.

     Certain of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.

EXPERTS

     The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

     The validity of the securities offered by means of this prospectus and certain federal income tax matters have been passed upon for us by Hogan & Hartson L.L.P.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale and distribution of the securities being registered. All amounts except the SEC registration fee are estimated.

SEC Registration Fee	$63,350
Blue Sky Fees and Expenses	15,000
Accounting Fees and Expenses	150,000
Legal Fees and Expenses	250,000
Printing Expenses	200,000
Transfer Agent’s Fees and Expenses	15,000
Miscellaneous	6,650

Total	$700,000

Item 15. Indemnification of Directors and Officers

     Section 145 of the General Corporation Law of the State of Delaware permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents and its former directors, officers, employees and agents and those who serve, at the corporation’s request, in such capacities with another enterprise, against expenses (including attorneys’ fees), as well as judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are our directors, officers, employees or agents, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In addition, the General Corporation Law of the State of Delaware does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

     Our certificate of incorporation and bylaws provide that we will fully indemnify our officers, directors and employees to the fullest extent possible under the General Corporation Law of the State of Delaware as described above.

Item 16. Exhibits

     The Exhibit Index filed herewith and appearing immediately before the exhibits hereto is incorporated by reference.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i) and (ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement related to securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on May 3, 2004.

TRIZEC PROPERTIES, INC. a Delaware Corporation
By:	/s/ Timothy H. Callahan
Timothy H. Callahan
President, Chief Executive Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of May 3, 2004.

Signature	Title
/s/ Timothy H. Callahan Timothy H. Callahan	President, Chief Executive Officer and Director (principal executive officer)

* Michael C. Colleran	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)

Signature	Title
* Peter Munk	Chairman of the Board of Directors

* L. Jay Cross	Director

* Brian Mulroney	Director

* James J. O’Connor	Director

* Glenn Rufrano	Director

* Richard Thomson	Director

* Polyvios Vintiadis	Director

* Stephen Volk	Director

* Casey Wold	Executive Vice President, Chief Operating Officer, Chief Investment Officer and Director

*	Pursuant to Power of Attorney

By:	/s/ Timothy H. Callahan

Timothy H. Callahan Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
1.1*	Form of Common Stock Underwriting Agreement

1.2*	Form of Common Stock Warrant Underwriting Agreement

4.1	Form of Common Stock Certificate (incorporated herein by reference to exhibit 4.1 to the registrant’s Registration Statement on Form 10, File No. 001-16765)

4.2*	Form of Common Stock Warrant Agreement

5.1+	Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered

8.1	Opinion of Hogan & Hartson L.L.P. regarding certain tax matters

23.1	Consent of PricewaterhouseCoopers LLP

23.2+	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)

23.3	Consent of Hogan & Hartson L.L.P. (included in Exhibit 8.1)

24.1+	Powers of Attorney

*	To be filed by amendment or incorporated by reference in connection with the offering of specific securities.

+	Previously filed.